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                                                                    Ex-99.q.3.a

                     FORM OF CERTIFICATE OF THE SECRETARY
                                      of
                               THE BRINSON FUNDS

                    RESOLUTION APPOINTING POWER OF ATTORNEY

          Pursuant to Paragraph 24 of Regulation S-K of the Securities Act of 1933, of The Brinson Funds, a Delaware business trust (the "Trust"), the undersigned does hereby certify the following:

          1. Attached hereto as incorporated by reference into the Trust's Registration Statement is a true and complete copy of a resolution adopted by the Board of Trustees of the Trust (the "Resolution") with respect to the Power of Attorney appointing Karl Hartmann, Lloyd Lipsett, Kathleen O'Neill, Ellen O'Brien, Patricia Leyne and Kelli Meidhof (each with full power to act alone) as attorneys-in-fact for the Trust, and the Trustees, President, Vice President, Principal Accounting Officer, Secretary and Treasurer of the Trust, for the purpose of executing and filing on behalf of the Trust all requisite papers and documents with the U.S. Securities and Exchange Commission and the offices of the securities administrators of the states to comply with applicable federal and state securities laws, is hereby approved and may be executed by each designated officer.

          2. The Resolution was unanimously adopted by the Trust's Board of Trustees at the regularly scheduled Board Meeting held on February 16, 2001 and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

          IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 16th day of February, 2001.



(Trust Seal)


                                                --------------------------------
                                                Carolyn M. Burke, Secretary
                                                The Brinson Funds